IN THE UNITED STATES BANKRUPTCY COURT
                             FOR THE SOUTHERN DISTRICT OF NEW YORK

___________________________________________x

In re

  WELCOME HOME INC.,                        Chapter 11
  a/k/a The Glorious Nest, Home Again,
  f/k/a Cape Craftsmen, Inc.                            Case No. 97B 40370 (CB)

                             Debtor.
___________________________________________x


                                 SECOND AMENDED
                             PLAN OF REORGANIZATION
                            OF WELCOME HOME INC. AND
                             JORDAN INDUSTRIES, INC.

                                    BUTLER, FITZGERALD & POTTER
                                    A Professional Corporation
                                    1155 Avenue of the Americas
                                    28th Floor
                                    New York, New York 10036
                                    (212) 302-4900
                                    Attn:  Raymond Fitzgerald

                                    ATTORNEYS FOR WELCOME HOME INC.
                                    Debtor and Debtor-in-Possession

                                    MAYER, BROWN & PLATT
                                    1675 Broadway
                                    New York, New York  10019
                                    (212) 506-2505
                                    Attn:  Michael P. Richman

                                    ATTORNEYS FOR JORDAN INDUSTRIES, INC.


Dated:  September 28, 1998
         New York, New York

                                  INTRODUCTION

               WELCOME HOME INC. ("Welcome Home" or the "Debtor"), as a debtor and debtor-in-possession, and JORDAN INDUSTRIES, INC. ("Jordan"), hereby propose the following second amended reorganization plan for the resolution of Welcome Home's outstanding creditor Claims and equity Interests. Welcome Home and Jordan are proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code (as such term is defined in this Plan).
               All holders of Claims and holders of Interests should read this Plan, and the accompanying Disclosure Statement, in their entirety before voting to accept or reject this Plan.
               Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in Article XIV of this Plan, Welcome Home and Jordan expressly reserve its and their rights to alter, amend or modify this Plan, one or more times, before its substantial consummation.

                                    ARTICLE I
                                   DEFINITIONS

               Except as otherwise expressly provided in this Plan or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan not defined herein, but which is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

               1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, the Fleet DIP Facility Claim, the Jordan DIP Facility Claim, the actual, necessary costs and expenses, incurred after the Petition Date of preserving the Estate and operating the business of Welcome Home, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Case, Professional Fees, all costs of making distributions and providing notices and ballots in respect of the Plan and all fees and charges assessed against the Estate under chapter 123 of title 28, United States Code, and all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.
               1.2 "Allowed Claim" means a Claim, or any portion thereof, (a) for which a proof of claim has been timely filed with the Bankruptcy Court and is (i) liquidated in amount, (ii) non-contingent, (iii) not subject to a timely filed objection to its allowance or as to which any such objection to its allowance has been settled, withdrawn or resolved by Final Order, (b) for which a proof of claim has not been timely filed with the Bankruptcy Court but is Scheduled as liquidated in amount, non-contingent and undisputed, (c) which has been allowed by Final Order, or (d) which is expressly allowed in the Plan. Unless expressly specified in the Plan to the contrary, "Allowed Claim" for purposes of computation of distributions under the Plan, shall not include interest on the amount of such Claim from and after the Petition Date.
               1.3 "Allowed Interest" means an Interest (a) which has been allowed by a Final Order, (b) for which (i) no objection to its allowance has been timely filed or (ii) any such objection to its allowance has been settled, withdrawn, or resolved by Final Order or (c) which is expressly allowed in the Plan.
               1.4 "Ballot" means each of the ballot forms distributed with the Disclosure Statement to holders of Claims and Interests in Classes that are Impaired under the Plan and entitled to vote under Article VII hereof in connection with the solicitation of acceptances of the Plan.
               1.5 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330.
               1.6 "Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of New York or such other court as may have jurisdiction over the Chapter 11 Case.
               1.7 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.
               1.8 "Bar Date" means the deadline for filing proofs of claims established by the Bankruptcy Court as and including June 25, 1997.
               1.9 "Bar Date Order" means that order entered by the Bankruptcy Court on May 14, 1997 which established a deadline for filing proofs of claim.
               1.10 "Business Day" means any day, excluding Saturdays, Sundays and legal holidays, on which commercial banks are open for business in New York City.

               1.11 "Cape Craftsmen" means Cape Craftsmen, Inc., a creditor of Welcome Home that is (a) a different corporate entity from Welcome Home which formerly was known as Cape Craftsmen, Inc. and (b) a wholly owned subsidiary of Jordan.
               1.12 "Cash" means legal tender of the United States.
               1.13 "Chapter 11 Case" means the Chapter 11 Case of Welcome Home pending in the Bankruptcy Court under case number 97B 40370 (CB).
               1.14 "Claim" means a claim against Welcome Home, whether or not asserted, as defined in section 101(5) of the Bankruptcy Code.
               1.15 "Class" means a category of holders of Claims or holders of Interests described in Article II of the Plan.
               1.16 "Class 1 Claim" means a claim classified in Class 1 of the Plan.
               1.17 "Class 2 Claim" means a claim classified in Class 2 of the Plan.
               1.18 "Class 3 Claim" means a claim classified in Class 3 of the Plan.
               1.19 "Class 4 Claim" means a claim classified in Class 4 of the Plan.
               1.20 "Class 5 Claim" means a claim classified in Class 5 of the Plan.
               1.21 "Class 6 Claim" means a claim classified in Class 6 of the Plan.
               1.22   "Class 1 Creditor" means a Creditor holding a Class 1
Claim.
               1.23   "Class 2 Creditor" means a Creditor holding a Class 2
Claim.
               1.24   "Class 3 Creditor" means a Creditor holding a Class 3
Claim.
               1.25   "Class 4 Creditor" means a Creditor holding a Class 4
Claim.
               1.26   "Class 5 Creditor" means a Creditor holding a Class 5
Claim.
               1.27   "Class 6 Creditor" means a Creditor holding a Class 6
Claim.

               1.28 "Committee" means the statutory creditors' committee appointed by the United States Trustee for the Southern District of New York in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.
               1.29 "Confirmation Date" means the day an order confirming the Plan is issued.
               1.30 "Confirmation Order" means an order of the Bankruptcy Court confirming the Plan.
               1.31 "Contested Claim or Contested Interest" means any Claim or Interest as to which an objection has been interposed, which objection has not been determined by a Final Order.
               1.32 "Creditor" means any Person that has a Claim against the Debtor or the Estate (a) that arose on or before the Petition Date or (b) of a kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.
               1.33 "Cure" means the distribution, within a reasonable period of time following the Effective Date (not to exceed sixty (60) days), of Cash, or such other property as may be agreed upon in writing by the Debtor or the Reorganized Debtor or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon in writing by the Debtor or the Reorganized Debtor, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.
               1.34 "Disallowed Claim" means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of claim bar date has been established but no proof of claim has been filed or deemed timely filed with the Bankruptcy Court, or (c) is the subject of an objection filed by Welcome Home or Reorganized Welcome Home with the Bankruptcy Court and which objection has not been withdrawn or resolved by a Final Order of the Bankruptcy Court.
               1.35 "Disallowed Interest" means an Interest, or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a proof of interest bar date has been established but no proof of interest has been filed or deemed timely filed with the Bankruptcy Court, or (c) is the subject of an objection filed by Welcome Home or Reorganized Welcome Home with the Bankruptcy Court and which objection has not been withdrawn or resolved by a Final Order of the Bankruptcy Court.
               1.36 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rule 3017, as such disclosure statement may be amended, modified or supplemented from time to time.
               1.37 "Disputed Claim" means a Claim, or any portion thereof, that is neither an Allowed Claim nor a Disallowed Claim, and includes, without limitation, Claims that (a) have not been Scheduled by Welcome Home or have been Scheduled at zero or as contingent, unliquidated or disputed, (b) are the subject of an objection in the Bankruptcy Court by Welcome Home, or (c) the allowance or disallowance of which is not yet the subject of a Final Order.

               1.38 "Disputed Interest" means an Interest, or any portion thereof, that is neither an Allowed Interest nor a Disallowed Interest, and includes, without limitation, Interests that (a) have not been Scheduled by Welcome Home or have been Scheduled at zero or as contingent, unliquidated or disputed, (b) are the subject of an objection in the Bankruptcy Court by Welcome Home, or (c) the allowance or disallowance of which is not yet the subject of a Final Order.
               1.39 "Distribution Date" means the date, occurring as soon as reasonably practicable after the Effective Date, but no later than ten (10) Business Days after the Effective Date, on which distributions are to be made to holders of Allowed Class 4 Claims (General Unsecured Claims), to holders of Allowed Class 5 Claims (Old Preferred Stock Interests) and to Allowed Class 6 Interests (Old Common Stock Interests).
               1.40 "Effective Date" means the earlier of (i) the date upon which the Confirmation Order is final and no longer subject to review, appeal or certiorari proceedings, and (ii) such date more than ten (10) days after entry of the Confirmation Order and on which no stay pending appeal from the Confirmation Order exists, as the Debtor, in writing filed with the Bankruptcy Court, shall designate as the Effective Date, provided, however, that the Debtor shall designate a date no later than fifteen (15) Business Days after the eleventh day after entry of the Confirmation Order and on which no stay pending appeal, if any, from the Confirmation Order exists.
               1.41 "Escrow Agent" means Butler, Fitzgerald & Potter A Professional Corporation. In the event that Butler, Fitzgerald & Potter A Professional Corporation has not obtained a bond with respect to its duties as escrow agent pursuant to the Plan on or before the time it undertakes its duties as escrow agent, the escrow agent shall be any other person mutually agreeable to each of Reorganized Debtor, Jordan and the Office of the United States Trustee for the Southern District of New York.
               1.42 "Estate" means the bankruptcy estate of Welcome Home pursuant to section 541 of the Bankruptcy Code.
               1.43 "Existing Securities" means, collectively, the Old Preferred Stock and the Old Common Stock.
               1.44 "Final Order" means an order or judgment, the operation or effect of which has not been stayed, reversed or amended and as to which order or judgment (or any revision, modification or amendments thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.
               1.45 "Fiscal Year" means the year ending on December 31 of each year, or such other fiscal year as Welcome Home may designate.
               1.46 "Fleet DIP Facility" means the debtor-in-possession financing facility authorized by the Bankruptcy Court pursuant to the Fleet DIP Facility Order.
               1.47 "Fleet DIP Facility Claim" means all Claims of Fleet Capital Corporation, Jordan Industries, Inc. and TJC Management Corporation arising under the Fleet DIP Facility, as amended.
               1.48 "Fleet DIP Facility Orders" means the Order of the Bankruptcy Court dated February 7, 1997, authorizing and approving the Fleet DIP Facility, the Order of the Bankruptcy Court dated March 25, 1997, authorizing and extending the Fleet DIP Facility through March 31, 1998 and the Order of the Bankruptcy Court dated March 17, 1998, authorizing and extending the Fleet DIP Facility through January 31, 1999.
               1.49 "General Unsecured Claim" means a Claim that is not a Secured Claim, Administrative Claim, Priority Tax Claim, Priority Non-Tax Claim or Administrative Convenience Claim.
               1.50 "Impaired" refers to any Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
               1.51 "Interest" means the rights of any current or former holder or owner, or of any Person who, at any time, has, or claims to have, a right of any kind in or to, any shares of Old Common Stock, Old Preferred Stock, or any other equity securities of Welcome Home authorized or issued prior to the Confirmation Date.
               1.52 "Jordan" means Jordan Industries, Inc., a Delaware corporation, that is the principal holder of the Old Common Stock, the sole holder of any of the Old Preferred Stock and the holder of Secured Claims.
               1.53 "Jordan Claims" means all Secured Claims of Jordan except for the Jordan DIP Facility Claims and the Fleet DIP Facility Claims.
               1.54 "Jordan DIP Facility" means the debtor-in-possession financing facility dated as of February 11, 1998, authorized by the Bankruptcy Court pursuant to the Jordan DIP Facility Order.
               1.55 "Jordan DIP Facility Claim" means all Claims of Jordan arising under the Jordan DIP Facility.
               1.56 "Jordan DIP Facility Order" means the Order of the Bankruptcy Court dated April 23, 1998 authorizing and approving the Jordan DIP Facility.

               1.57 "Miscellaneous Secured Claims" means any Secured Claim, other than the Fleet DIP Facility Claim, the Jordan DIP Facility Claim or any Priority Tax Claim.
               1.58 "New Common Stock" means the 10,000,000 shares of common stock, par value $.01 per share, of Reorganized Welcome Home which will be authorized by the Restated Certificate of Incorporation and issued pursuant to
Article IX of the Plan.
               1.59 "New Credit Facility" means the credit facility to be issued as a means of implementing the Plan.
               1.60 "Old Common Stock" means all shares of Welcome Home's common stock and all options, warrants or rights, contractual or otherwise, if any, to acquire any such common stock.
               1.61 "Old Preferred Stock" means 1,000,000 shares of Welcome Home preferred stock, none of which are issued and 11,100,000 shares of redeemable Series A preferred shares, 4,451 of which shares are issued and outstanding.
               1.62 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, a government or any political subdivision thereof, a government agency or any other entity.
               1.63 "Petition Date" means January 21, 1997 the date on which Welcome Home filed its petition for relief commencing the Chapter 11 Case.
               1.64 "Plan" means this second amended plan of reorganization proposed by Welcome Home and Jordan in the Chapter 11 Case, as such plan may be further altered, amended or modified from time to time in accordance with the Bankruptcy Code.

               1.65 "Priority Non-Tax Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.
               1.66 "Priority Tax Claim" means a Claim entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.
               1.67 "Professional Fees" means a Claim of a professional retained in the Chapter 11 Case, pursuant to sections 327 and 1103 of the Bankruptcy Code or otherwise, for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date.
               1.68 "Record Date" means the date on which the ownership of the Old Preferred Stock and the Old Common Stock is fixed for purposes of voting and distribution to holders of Class 5 and 6 Allowed Interests, respectively. The Record Date shall be June 30, 1998.
               1.69 "Reinstated" or "Reinstatement" means (a) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such claim so as to leave such claim unimpaired in accordance with section 1124 of the Bankruptcy Code, or (b) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (ii) reinstating the maturity of such Claim as such maturity existed before such default; (iii) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law without interest; and (iv) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.
               1.70 "Reorganized Debtor" means Welcome Home from and after the Effective Date.
               1.71 "Restated Certificate of Incorporation" means the Reorganized Debtor's Restated Certificate of Incorporation, dated as of the Effective Date, amending and restating the Debtor's Certificate of Incorporation and all amendments thereto.
               1.72 "Scheduled" means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Schedules.
               1.73 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by Welcome Home, as such schedules or statements have been or may be further amended or supplemented from time to time.
               1.74 "Secured Claim" means a Claim secured pursuant to section 506 of the Bankruptcy Code, other than the Fleet DIP Facility Claim, the Jordan DIP Facility Claim or any Priority Tax Claim.

                                   ARTICLE II
                  ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

               2.1 ADMINISTRATIVE CLAIMS. Subject to the provisions of Article VI of the Plan, on the later of (a) the Distribution Date, or as soon thereafter as practicable, and (b) the tenth (10th) Business Day after an Administrative Claim is Allowed, the Reorganized Debtor shall pay to each holder of an Allowed Administrative Claim, in full satisfaction, release and discharge of such Allowed Administrative Claim, Cash equal to the unpaid portion of such Allowed Administrative Claim, unless the holder and the Debtor or the Reorganized Debtor agree, or have agreed, in writing to a different treatment of such Allowed Administrative Claim, in which event the holder shall receive such different treatment; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.
               2.2 PRIORITY TAX CLAIMS. On the Distribution Date, or as soon as practicable thereafter, Reorganized Debtor shall pay each holder of an Allowed Priority Tax Claim, in full satisfaction, release and discharge of such Allowed Priority Tax Claim, Cash equal to the amount of each such Allowed Priority Tax Claim.
                                   ARTICLE III
                     CLASSIFICATION OF CLAIMS AND INTERESTS

               Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of classes of claims against and Interests in Debtor.
               3.1    CLASS 1 - Priority Non-Tax Claims.

               3.2    CLASS 2 - Miscellaneous Secured Claims.
               3.3    CLASS 3 - All Jordan Claims.
               3.4    CLASS 4 - All General Unsecured Claims.
               3.5    CLASS 5 - All Old Preferred Stock Interests.
               3.6    CLASS 6 - All Old Common Stock Interests.


                                   ARTICLE IV

                     IDENTIFICATION OF CLASSES OF CLAIMS AND
                 INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

               4.1 UNIMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class 1 (Priority Non-Tax Claims), Class 2 (Miscellaneous Secured Claims), Class 3 (Jordan Claims), are not Impaired by the Plan.
               4.2 IMPAIRED CLASSES OF CLAIMS AND INTERESTS. Class 4 (General Unsecured Claims), Class 5 (Old Preferred Stock Interests), Class 6 (Old Common Stock Interests) are Impaired Classes under the Plan.



                                    ARTICLE V
                           PROVISIONS FOR TREATMENT OF
                              CLAIMS AND INTERESTS

               5.1 CLASS 1 (PRIORITY NON-TAX CLAIMS). On the Distribution Date, or as soon as practicable thereafter, Reorganized Debtor shall (a) pay to each holder of an Allowed Class 1 Priority Non-Tax Claim in full satisfaction, release and discharge of such Allowed Class 1 Priority Non-Tax Claim, Cash equal to the amount of such Allowed Class 1 Priority Non-Tax Claim, or (b) accord to each holder of an Allowed Class 1 Priority Non-Tax Claim in full satisfaction, release and discharge of such Allowed Class 1 Priority Non-Tax Claim such other treatment as to which Debtor or Reorganized Debtor and such holder shall have agreed upon in writing.
           5.2 CLASS 2 (MISCELLANEOUS SECURED CLAIMS). The legal, equitable and contractual rights of holders of Allowed Miscellaneous Secured Claims shall be Reinstated on the Distribution Date. Debtor's failure to object to such Claims in the Chapter 11 Case shall be without prejudice to Reorganized Debtor's right to contest or otherwise defend against such Claim in the Bankruptcy Court when and if such Claim is sought to be enforced by the holder thereof. Holders of Allowed Miscellaneous Secured Claims may enforce such claims only in the Bankruptcy Court. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all prepetition liens on property of Debtor held by or on behalf of the holders of Claims in this Class with respect to such claims shall survive the Distribution Date and continue in accordance with the contractual terms of the underlying agreements with such holders until, as to each such holder, the Allowed Claims of such holder in this Class are paid in full.
               5.3 CLASS 3 (JORDAN CLAIMS). The legal, equitable and contractual rights of the holder of the Jordan Claims shall be Reinstated on the Distribution Date.
               5.4 CLASS 4 (GENERAL UNSECURED CLAIMS). On the Distribution Date, or as soon as practical thereafter, Reorganized Debtor shall pay to each holder of an Allowed Class 4 General Unsecured Claim Cash equal to twelve percent (12%) of the amount of such Allowed Claim in full satisfaction, release and discharge of such Allowed Class 4 General Unsecured Claim; provided, however, that (a) Cape Craftsmen, Inc., on the Distribution Date, will waive any distribution with respect to any Class 4 General Unsecured Claim against Debtor and all such Claims will be waived, released and discharged effective as of the Distribution Date, (b) Jordan, on the Distribution Date, will, in lieu of any distribution with respect to any Class 4 General Unsecured Claims, accept New Common Stock pursuant to Section
9.5 of the Plan and (c) Cape Craftsmen, Inc. and Jordan shall retain until the Distribution Date all rights which they, and each of them, have as Allowed Class 4 Creditors including, but not limited to, the right to vote their respective Allowed Class 4 Claims.
               5.5 CLASS 5 (OLD PREFERRED STOCK INTERESTS). On the Distribution Date, or as soon as practical thereafter, Reorganized Debtor shall pay to each holder of an Allowed Class 5 Old Preferred Stock Interest One ($1.00) Dollar in full satisfaction, the release and discharge of such Allowed Old Preferred Stock Interest and, on the Distribution Date, the Old Preferred Stock Interests shall be cancelled.
               5.6 CLASS 6 (OLD COMMON STOCK INTERESTS). Each holder of a Class 6 Allowed Interest, other than Jordan, shall receive, on or as soon as practicable after the Effective Date, New Common Stock in a number that is equal to the product of (i) a fraction the numerator of which shall be the number of shares of Old Common Stock owned by such holder on the Record Date and the denominator of which shall be the total number of shares of Old Common Stock on the Record Date, excluding any Old Common Stock held by Jordan on the Record Date, and (ii) times 500,000 shares; provided, however, that no such holder will receive any distribution except upon delivery to the Reorganized Debtor of (x) a transmittal letter executed by such holder, in a reasonable form to be supplied by the Reorganized Debtor, which transmittal letter shall provide that the execution thereof shall act as a release by such holder of any and all claims, rights or causes of action, known or unknown, that such holder may have against the Debtor, Reorganized Debtor, Jordan, Cape Craftsmen, or any current or former shareholder, director, officer, employee, agent, advisor, attorney, accountant, investment banker, underwriter or affiliate of any of them (the "Released Entities"), relating in any manner to Debtor, its assets or liabilities, or its stock, or arising from or related to the relationships of the Released Entities to the Debtor or the Reorganized Debtor, including without limitation, any act or failure to act by any Released Entity in any matter involving the Debtor, the Reorganized Debtor or any holder of the Class 6 Allowed Interest; and (y) such holder's Old Common Stock.

                                   ARTICLE VI
                    ALLOWANCE OF CERTAIN CLAIMS AND INTERESTS

               6.1    ADMINISTRATIVE CLAIMS.
               (a) FLEET DIP FACILITY CLAIM. On the Distribution Date, all obligations of Debtor and Reorganized Debtor under the Fleet DIP Facility shall be reinstated in accordance with the terms of the Fleet DIP Facility as amended and restated by and between the parties to the Fleet DIP Facility on or prior to the Distribution Date.
               (b) JORDAN DIP FACILITY CLAIM. On the Distribution Date, all obligations of Debtor and Reorganized Debtor under the Jordan DIP Facility shall be paid or otherwise satisfied in full in accordance with the terms of the Jordan DIP Facility. Effective as of the Distribution Date, Jordan shall waive payment by Debtor or Reorganized Debtor of all legal fees or expenses incurred by Jordan in connection with the Jordan DIP Facility or Debtor's bankruptcy proceeding.
               (c) PROFESSIONAL FEES. All final requests for payment of Professional Fees must be filed no later than thirty (30) days after the Distribution Date. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Bankruptcy Court, the allowed amounts of such Professional Fees shall be determined by the Bankruptcy Court.
               (d) OTHER ADMINISTRATIVE FEES. All other requests for payment of an Administrative Claim must be filed with the Bankruptcy Court and served on counsel for Debtor or Reorganized Debtor, Jordan and the Committee no later than thirty (30) days after the Distribution Date. Unless Debtor, Reorganized Debtor, Jordan or the Committee objects to an Administrative Claim within thirty (30) Business Days after receipt of such Claim, such

Administrative Claim shall be deemed allowed in the amount requested. In the event that Debtor, Reorganized Debtor, Jordan or the Committee objects to an Administrative Claim, the Bankruptcy Court shall determine the allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by Debtor or Reorganized Debtor in the ordinary course of business.

                                   ARTICLE VII

                      ACCEPTANCE OR REJECTION OF THE PLAN;
                   EFFECT OF REJECTION BY ONE OR MORE IMPAIRED
                         CLASSES OF CLAIMS OR INTERESTS

               7.1 IMPAIRED CLASSES OF CLAIMS AND INTERESTS ENTITLED TO VOTE. Subject to Section 7.4 of the Plan, the holders of Claims or Interests in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.
               7.2    ACCEPTANCE BY AN IMPAIRED CLASS.
               (a) IMPAIRED CLAIMS. In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (_) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.
               (b) IMPAIRED INTERESTS. In accordance with section 1126(d) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Interests shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (_) in amount of the Allowed Interests of such Class that have timely and properly voted to accept or reject the Plan.
               7.3 PRESUMED ACCEPTANCES BY UNIMPAIRED CLASSES. Claims in Class 1 (Priority Non-Tax Claims), Class 2 (Miscellaneous Secured Claims), and Class 3 (Jordan Claims) are not Impaired by the Plan. Under section 1126(f) of the Bankruptcy Code, the holders of such Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited.
               7.4 CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY CODE. To the extent that any Impaired Class entitled to vote rejects the Plan, Debtor will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.

                                   ARTICLE VII
                    UNEXPIRED LEASES AND EXECUTORY CONTRACTS

               8.1 ASSUMED CONTRACTS AND LEASES. Each executory contract and unexpired lease to which Debtor is a party shall be deemed automatically rejected as of the Effective Date, unless such executory contract or unexpired lease is listed on the schedule of assumed contracts and leases annexed hereto as Exhibit A, in which event all such assumed contracts and leases shall be deemed assumed as of the Effective Date. Debtor reserves the right to add or delete contracts and leases to Exhibit A through the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, and approving such assumptions, pursuant to section 365(b)(1) of the Bankruptcy Code and, to the extent applicable, section 365(b)(3) of the Bankruptcy Code, as of the Effective Date.

               Each executory contract and unexpired lease assumed that relates to the use, ability to acquire or occupancy of real property shall include (a) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease and (b) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements and any other interests in real estate or rights IN REM related to such premises, unless any of the foregoing agreements has been rejected pursuant to a Final Order of the Bankruptcy Court.
               8.2 PAYMENTS RELATED TO ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of Debtor assuming such contract or lease, by Cure. In the event of a dispute regarding (a) the nature or the amount of any Cure, (b) the ability of Reorganized Debtor or any assignee of Debtor to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment. Reorganized Debtor shall pay such Cure amounts as soon as practicable (not to exceed sixty (60) days) after determination by the Bankruptcy Court of the appropriate Cure amount.
               8.3 REJECTION DAMAGES BAR DATE. If the rejection by Debtor of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against Debtor or Reorganized Debtor or the properties of either of them unless a proof of claim is filed with the clerk of the Bankruptcy Court and served upon counsel to Debtor or Reorganized Debtor within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.


                                   ARTICLE IX
                      MEANS FOR IMPLEMENTATION OF THE PLAN

               9.1 REVESTING OF ASSETS. The property of the Estate shall revest in Reorganized Debtor on the Effective Date. Thereafter, Reorganized Debtor may operate its business and may sue, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all property of Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the foregoing, Reorganized Debtor, without application to or approval by the Bankruptcy Court, may pay fees that it incurs after the Effective Date for professional fees and expenses.
               9.2 CONTINUED CORPORATE EXISTENCE. Reorganized Debtor shall continue to exist after the Effective Date as a separate corporate entity, in accordance with the applicable law in the jurisdiction in which it is incorporated and pursuant to the certificate of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificate of incorporation and bylaws are amended by this Plan.
               9.3 SOURCE OF PLAN FUNDS. The source of all distributions of Cash to be made on or about the Distribution Date, other than distributions with respect to Professional Fees,

Allowed Priority Tax Claims, Allowed Class 1 Claims (Priority Non-Tax Claims) and Allowed Class 2 Claims (Miscellaneous Secured Claims), other than Allowed Class 2 Claims held by Jordan, and Allowed Class 4 Claims (General Unsecured Claims), shall be from the operating funds of the Reorganized Debtor. On or before the Distribution Date (or on a subsequent date in the event a Claim or Interest is disputed and subsequently becomes Allowed), Jordan shall pay (a) to Reorganized Debtor sufficient monies for Reorganized Debtor to pay all of the Professional Fees, the Allowed Priority Tax Claims, the Allowed Class 1 Claims (Priority Non-Tax Claims) and Allowed Class 2 Claims (Miscellaneous Secured Claims), other than Allowed Class 2 Claims held by Jordan, the Allowed Class 4 Claims (General Unsecured Claims) and the Allowed Class 5 Interests and (b) to Escrow Agent sufficient monies for Escrow Agent to pay all Disputed Class 4 Claims (General Unsecured Claims).
               9.4 CANCELLATION OF OLD COMMON STOCK AND ISSUANCE OF NEW COMMON STOCK. The Confirmation Order shall provide that all Old Common Stock shall be cancelled effective as of the Distribution Date. On the Distribution Date, or as soon thereafter as practical, the Reorganized Debtor, pursuant to subsection 1145(a)(1) of the Bankruptcy Code, will cause 9,500,000 shares of the New Common Stock to be issued to Jordan, and cause to be supplied to holders of Allowed Class 6 Interests (Old Common Stock), other than Jordan, the form of transmittal letter referred to in Section 5.6 of the Plan. Upon delivery by such holder to the Reorganized Debtor of an executed transmittal letter and such holder's Old Common Stock (or an affidavit reasonably satisfactory to the Reorganized Debtor stating that such shares have been lost, stolen or destroyed or cannot otherwise be returned to the Reorganized Debtor), the Reorganized Debtor will deliver to such holder the number of shares of New Common Stock to which such holder is entitled under this Plan. The New Common Stock shall be exempt from registration pursuant to section 1145(a) of the Bankruptcy Code.
               9.5 RESTATED CERTIFICATE OF INCORPORATION. The Confirmation Order shall direct the officers of Reorganized Debtor to file the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and will authorize such officers to take such other action as is reasonable or necessary to cause the Restated Certificate of Incorporation to become effective. The Restated Certificate of Incorporation shall provide for the authorization of 10,000,000 shares of New Common Stock and shall also include a provision prohibiting the issuance of nonvoting equity securities, as required by section 1123(a)(6) of the Bankruptcy Code.
               9.6 PRESERVATION OF CAUSES OF ACTION. In accordance with section 1123(b)(3) of the Bankruptcy Code and except as otherwise provided in the Plan, Reorganized Debtor shall retain and may enforce all claims, rights of action, suits and proceedings, whether in law or in equity, whether known or unknown, which Debtor may hold against any Person (other than Jordan and Cape Craftsmen) including, without limitation, any causes of action brought prior to the Petition Date, actions against any Person (other than Jordan and Cape Craftsmen) for failure to pay for products or services rendered by Debtor, all claims, causes of action, suits and proceedings relating to strict enforcement of Debtor's intellectual property rights, including patents, copyrights and trademarks, and all causes of action which may exist under sections 510, 542, 544 through 550 and 553 of the Bankruptcy Code or under similar state laws, including, without limitation, fraudulent conveyance claims, if any, and all other causes of action of a trustee and debtor-in-possession under the Bankruptcy Code. Debtor or Reorganized Debtor, in the exercise of its or their respective business judgment, will determine whether to enforce such rights, provided, however, that, with respect to any rights against any unsecured creditor, Debtor or Reorganized Debtor shall not seek to enforce such rights without the prior written consent of counsel for the Committee, which consent shall not be unreasonably withheld. Reorganized Debtor, or any successors, may pursue such litigation claims in accordance with the best interests of Reorganized Debtor or the successors holding such rights of action, provided, however, that, with respect to any rights against any unsecured creditor, Debtor or Reorganized Debtor shall not seek to enforce such rights without the prior written consent of counsel for the Committee, which consent shall not be unreasonably withheld.
               9.7 SUBSTANTIAL CONTRIBUTION COMPENSATION AND EXPENSES BAR DATE. Any Person who requests compensation or expense reimbursement for making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3),
(4), or (5) of the Bankruptcy Code must file an application with the clerk of the Bankruptcy Court, on or before forty-five (45) days after the Effective Date (the "503 Deadline"), and serve such application on counsel for Debtor, or Reorganized Debtor or as otherwise required by the Bankruptcy Court, on or before the 503 Deadline, or be forever barred from seeking such compensation or expense reimbursement.
               9.8 CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. On the Distribution Date, except as otherwise provided for herein, (a) the Existing Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of Debtor, except such notes or other instruments evidencing indebtedness or obligations of Debtor that are Reinstated under the Plan, shall be cancelled, and (b) the obligations of, and/or Claims against, Debtor or Reorganized Debtor under, relating or pertaining to any agreements, indentures or certificates of designations governing the Existing Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of Debtor, except such notes or other instruments evidencing indebtedness or obligations of Debtor that are Reinstated under the Plan, as the case may be, shall be released and discharged; provided, however, that the provisions of this Section 9.8 shall not affect the discharge of Debtor's liabilities under the Bankruptcy Code and the Confirmation Order or result in any expense or liability to Reorganized Debtor.
               9.9 EXCLUSIVITY PERIOD. Debtor and Jordan shall retain the exclusive right to amend or modify the Plan, and to solicit acceptances of any amendments to, or modifications of, the Plan, through the Effective Date.
               9.10 EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS. Debtor, Reorganized Debtor, the Chairman of the Board of Directors, the Chief Executive Officer or any other appropriate officer of Debtor or Reorganized Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Secretary or Assistant Secretary of Debtor and Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.

                                    ARTICLE X
                       PROVISIONS GOVERNING DISTRIBUTIONS

               10.1 TIME OF DISTRIBUTIONS. Except as otherwise provided for herein or ordered by the Bankruptcy Court, distributions under the Plan shall be made on the Distribution Date.

               10.2 INTEREST ON CLAIMS. Unless otherwise specifically provided for in the Plan, Confirmation Order, Fleet DIP Facility Orders, Jordan DIP Facility Order, or unless otherwise required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.
               10.3 DELIVERY OF DISTRIBUTIONS. Distributions to holders of Allowed Claims and Allowed Interests shall be made (a) at the addresses set forth on the proofs of claim filed by such holders (or at the last known addresses of such holders if no proof of claim is filed), (b) at the addresses set forth in any written notices of address change delivered to Debtor after the filing of any proof of claim, or (c) at the addresses reflected in the Schedules if no proof of claim has been filed and Debtor has not received a written notice of a change of address. If any holder's distribution is returned as undeliverable, then at Reorganized Debtor's sole option no further distributions to such holder shall be made unless and until Reorganized Debtor is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. All claims for undeliverable distributions shall be made on or before the second (2nd) anniversary of the Distribution Date. After such date, all unclaimed property shall revert to Reorganized Debtor and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.
               10.4 ROUNDING OF CASH AND NEW COMMON STOCK DISTRIBUTIONS. The

Reorganized Debtor shall round all amounts of Cash to be distributed to any Claimant under the Plan to the nearest whole dollar amount. The Reorganized Debtor shall round down to the nearest whole share all fractional shares of the New Common Stock otherwise distributable under this Plan to holders of Class 6 Allowed Interests, and the aggregate of all such undistributed fractional shares shall become treasury shares.
               10.5 PROCEDURES FOR TREATING AND RESOLVING DISPUTED AND CONTINGENT CLAIMS AND INTERESTS.
               (a) NO DISTRIBUTIONS PENDING ALLOWANCE. No payments or distributions will be made with respect to all or any portion of a Disputed Claim or a Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Disputed Interest has become an Allowed Claim or an Allowed Interest, respectively. Debtor or Reorganized Debtor shall object to all Disputed Class 4 Claims (General Unsecured Claims) within sixty (60) days of the Distribution Date.
               (b) DISTRIBUTIONS AFTER ALLOWANCE. To the extent that a Disputed Claim or a Disputed Interest ultimately becomes an Allowed Claim or an Allowed Interest, Reorganized Debtor will distribute to the holder of such Claim, other than a Class 4 Claim (General Unsecured Claims), or Interest any Cash and other property that would have been distributed on the Distribution Date had such Allowed Claim, other than an Allowed Class 4 Claim (General

Unsecured Claims), or Allowed Interest been an Allowed Claim, other than an Allowed Class 4 Claim (General Unsecured Claims), or an Allowed Interest on the Distribution Date; provided, however, that Escrow Agent will pay to (i) the holder of such Allowed Class 4 Claim (General Unsecured Claims) any Cash that would have been paid on the Distribution Date had such Allowed Class 4 Claim (General Unsecured Claims) been an Allowed Class 4 Claim (General Unsecured Claims) on the Distribution Date; (ii) to Jordan (A) the difference between the amount paid by Jordan to the Escrow Agent, pursuant to Section 9.5(b) of the Plan, with respect to such Class 4 Claim (General Unsecured Claims) and the amount paid by the Escrow Agent to the holder of such Allowed Class 4 Claim (General Unsecured Claims) and (B) all interest, if any, earned on amounts paid by Jordan to Escrow Agent pursuant to Section 9.3(b) of the Plan.


                                   ARTICLE XI
           DISCHARGE, RELEASES AND SETTLEMENTS OF CLAIMS AND INTERESTS

               11.1   DISCHARGE OF DEBTOR AND RELEASES.
               (a) All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, release and discharge of, all Claims and Interests of any nature whatsoever against or in Debtor, or any of its or their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests, upon the Confirmation Date (but subject to the occurrence of the Effective Date), Debtor shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code.
               (b) Debtor, Jordan and Cape Craftsmen, and all of Debtor's, Jordan's and Cape Craftsmen's respective current or former shareholders, directors, officers, employees, agents, advisors, attorneys, accountants, investment bankers, underwriters and affiliates of any of them, shall be deemed released, from any and all claims relating in any manner to Debtor, its assets or liabilities, or its stock, including, but not limited to, claims, demands or liabilities that arose before the Confirmation Date, any liability to the extent such claim relates to services performed by employees of Debtor prior to the Petition Date and that arise from a termination of employment or a termination of any employee or retiree benefit program regardless of whether such termination occurred prior to or after the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (ii) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (iii) the holder of a Claim based upon such debt accepted the Plan. The Confirmation Order shall be a judicial determination of discharge of all liabilities of Debtor and release of Jordan and Cape Craftsmen, and all of their respective current or former shareholders, directors, officers, employees, agents, advisors, attorneys, accountants, investment bankers, underwriters and any affiliates of any of them, subject to the Effective Date occurring.
         (c) Except as otherwise specifically provided in this Plan, the distributions and rights that are provided in this Plan shall be in complete satisfaction, release and discharge of, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date) of (i) Claims and causes of action (whether known or unknown) against, liabilities of, liens on, obligations of and Interests in Debtor, Reorganized Debtor, Jordan or Cape Craftsmen and (ii) Claims and all causes of action (whether known or unknown, either directly or derivatively through Debtor, Reorganized Debtor, Jordan or Cape Craftsmen) against, liabilities of, liens on the direct or indirect assets and properties of, and obligations of Debtor, Reorganized Debtor, Jordan or Cape Craftsmen and its or their respective current or former members, shareholders, directors, officers, employees, agents, advisors, attorneys, accountants, investment bankers, underwriters, or affiliates of any of them, or any of their successors or assigns, based (x) on the same subject matter as any Claim or Interest, in each case regardless of whether a proof of claim or interest was filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on this Plan, or (y) on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on this Plan.
               (d) Notwithstanding anything else in this Plan to the contrary, nothing in this Plan shall operate as a release of, discharge of, or satisfaction of, any and all claims of Mellon US Leasing ("Mellon") against Jordan arising from, or relating to, that certain Master Lease Agreement between United States Leasing International, Inc. and Jordan dated August 31, 1993 and all equipment schedules, amendments and addenda thereto (hereinafter collectively referred to as the "Lease"). Further nothing in the Plan shall operate as a release of, discharge of, or satisfaction of any claims of Mellon against any of the co-lessees under the Lease (other than the Debtor) which claims arise from or relate to the Lease. The Lease and Mellon's rights thereunder against Jordan and the co-lessees (other than the Debtor) shall not be impaired or altered by the Plan or the Confirmation Order.
               11.2 COMPROMISES AND SETTLEMENTS. Pursuant to Bankruptcy Rule 9019(a), Debtor may compromise and settle various Claims (a) against it and (b) that it has against other Persons. Debtor expressly reserves the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to Reorganized Debtor pursuant to Article IX of the Plan.
               11.3 SETOFFS. Debtor and Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that Debtor or Reorganized Debtor may have against the holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by Debtor or Reorganized Debtor of any such Claim that Debtor or Reorganized Debtor may have against such holder.
               11.4 EXCULPATION AND LIMITATION OF LIABILITY. Except as otherwise specifically provided in this Plan, Debtor, Reorganized Debtor, Jordan, Cape Craftsmen, the Committee, all of its and their respective current or former members, shareholders, directors, officers, employees, agents, advisors, attorneys, accountants, investment bankers, underwriters, or any affiliate of any of them, and all of its and their successors and assigns, shall not have or incur, and are hereby released from, any claim, obligation, cause of action or liability to one another or to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for its or their willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

               Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, or other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys or affiliates, and no successor or assign of the foregoing, shall have any right of action against Debtor, Reorganized Debtor, Jordan, Cape Craftsmen, or the Committee, or any of its or their respective current or former members, shareholders, directors, officers, employees, agents, advisors, attorneys, accountants, investment bankers, underwriters or any affiliate of any of them, or its or their successors and assigns, for any act or omission in connection with, relating to or arising out of the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, except for its or their willful misconduct.
               11.5 INJUNCTION. The satisfaction, release and discharge pursuant to Article XI of this Plan also shall act as an injunction against any Person commencing or continuing any action, employment of process, or act to collect, offset or recover any Claim or cause of action satisfied, released or discharged under this Plan to the fullest extent authorized or provided by the Bankruptcy Code, including, without limitation, to the extent provided for or authorized by sections 524 and 1141 thereof.

                                   ARTICLE XII
                              CONDITIONS PRECEDENT

               12.1 CONDITIONS TO EFFECTIVE DATE. The following are conditions precedent to the occurrence of the Effective Date of the Plan that may be satisfied or waived in accordance with Section 12.2 of the Plan:
               (a) The Bankruptcy Court shall have approved, by Final Order, a Disclosure

Statement with respect to the Plan in form and substance reasonably acceptable to Debtor and Jordan;

               (b) The Confirmation Order shall confirm the Plan in accordance with its terms and be in form and substance reasonably acceptable to Debtor and Jordan;
               (c) Debtor or Reorganized Debtor shall have entered into the New Credit Facility and all conditions precedent to the consummation thereof shall have been waived or satisfied.
               (d) The Confirmation Order shall have been entered by the Bankruptcy Court and shall be a Final Order, and no request for revocation of the Confirmation Order under section 1144 of the Bankruptcy Code shall have been made, or, if made, shall remain pending.
               12.2 WAIVER OF CONDITIONS TO EFFECTIVE DATE. The conditions set forth in Section 12.1 of the Plan may be waived by Debtor, Reorganized Debtor and Jordan, jointly in their discretion, without any notice to parties in interest or to the Bankruptcy Court and without a hearing. Failure of satisfaction, and their own refusal to waive any failure of satisfaction, of any condition to the Effective Date may be asserted by Debtor, Reorganized Debtor and Jordan, jointly, in their discretion, regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by Debtor, Reorganized Debtor or Jordan in its or their discretion). The failure of Debtor, Reorganized Debtor or Jordan in its or their discretion to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right, which may be asserted at any time.
                                  ARTICLE XIII
                            RETENTION OF JURISDICTION

               Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan, including, among other things, the following matters:
               (a) to hear and determine pending motions for the assumption or rejection of executory contracts or unexpired leases or the assumption and assignment, as the case may be, of executory contracts or unexpired leases to which Debtor is a party or with respect to which Debtor may be liable, and to hear and determine the allowance of Claims resulting therefrom including the amount of Cure, if any, required to be paid to the holders of such Claims;
               (b) to determine any and all pending adversary proceedings, applications and contested matters;
               (c) to ensure that distributions to holders of Allowed Claims and of Allowed Interests are accomplished as provided herein;
               (d) to hear and determine any and all objections to the allowance or estimation of Claims filed, both before and after the Confirmation Date, including any objection to the classification of any Claim or Interest, and to allow or disallow any Claim, in whole or in part;
               (e) to enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified or vacated;
               (f) to issue orders in aid of execution, implementation or consummation of the Plan;
               (g) to consider any modification of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

               (h) to hear and determine all applications for compensation and reimbursement of Professional Fees under the Plan or under sections 330, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code;
               (i) to determine requests for the payment of Claims entitled to priority under section 507(a)(1) of the Bankruptcy Code, including compensation of and reimbursement of expenses of parties entitled thereto;
               (j) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, including, without limitation, disputes arising under agreements, documents or instruments executed in connection with this Plan, disputes relating to the exemption from federal and/or state registration requirements and disputes relating to the New Common Stock or any claim of right thereto or any part thereof;
               (k) to recover all assets of Debtor and property of its Estate, wherever located;
               (l) to hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;
               (m) to hear any other matter not inconsistent with the Bankruptcy Code;
               (n) to hear and determine all disputes involving the existence, nature or scope of Debtor's discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred prior to or after the Effective Date; and
               (o) to enter a final decree closing the Chapter 11 Case.

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

               14.1 BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of Debtor, all present and former holders of Claims, all present and former holders of Interests, other parties in interest and their respective successors and assigns.
               14.2 MODIFICATION AND AMENDMENTS. Debtor and Jordan may alter, amend or modify the Plan, except for Section 5.4 of the Plan, or any Exhibit thereto under section 1127(a) of the Bankruptcy Code at any time. After the Confirmation Date and prior to substantial consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, Debtor or Reorganized Debtor, under section 1127(b) of the Bankruptcy Code, may institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan, so long as such proceedings do not materially adversely affect the treatment of holders of Claims or holders of Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.
               14.3 WITHHOLDING AND REPORTING REQUIREMENTS. In connection with the Plan and all instruments issued in connection therewith and distributions thereon, Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.
               14.4 COMMITTEES. Effective on the one hundred and eightieth (180th) day after the Distribution Date, the duties of the Committee shall terminate, except with respect to any appeal of an order in the Chapter 11 Case and applications for Professional Fees.

               14.5   REVOCATION, WITHDRAWAL OR NON-CONSUMMATION.
               (a) RIGHT TO REVOKE OR WITHDRAW. Debtor and Jordan reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date.
               (b) EFFECT OF WITHDRAWAL, REVOCATION OR NON-CONSUMMATION. If Debtor or Jordan revokes or withdraws the Plan prior to the Effective Date, or if the Confirmation Date or the Effective Date does not occur, then the Plan, any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), the assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be null and void. In such event, nothing contained herein, and no acts taken in preparation for consummation of the Plan, shall be deemed to constitute a waiver or release of any Claims by or against Debtor or any other Person, to prejudice in any manner the rights of Debtor or any Person in any further proceedings involving Debtor or to constitute an admission of any sort by Debtor or any other Person.
               14.6 NOTICES. Any notice required or permitted to be provided to Debtor, Reorganized Debtor or Jordan under the Plan shall be in writing and served by (a) certified mail, return receipt requested, (b) hand delivery, or
(c) overnight delivery service, to be addressed as follows:

               Welcome Home, Inc.
               309 Raleigh Street
               Wilmington, North Carolina 28412
               Attention:  President

               with a copy to:

               Butler, Fitzgerald & Potter
               A Professional Corporation

               1155 Avenue of the Americas
               New York, New York 10036
               Attention:  Raymond Fitzgerald, Esq.

               and

               Jordan Industries, Inc.
               1751 Lake Cook Road
               Suite 550
               Deerfield, Illinois  60015
               Attention:  President

               with a copy to:

               Mayer Brown & Platt
               1675 Broadway
               New York, NY  10019
               Attention:  Michael P. Richman, Esq.
               14.7 TERM OF INJUNCTIONS OR STAYS. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date, shall remain in full force and effect until the Distribution Date.
               14.8 GOVERNING LAW. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless specifically stated, the laws of the State of New York shall govern the construction and implementation of the Plan, any agreements, documents and instruments executed in connection with the Plan, and corporate governance matters.

                                   ARTICLE XV
                     POST CONFIRMATION FILINGS AND PAYMENTS

               15.1 FILINGS AND PAYMENTS. Subsequent to confirmation of the Plan, Reorganized Debtor shall file, and transmit to the Office of the United States Trustee for the Southern District of New York, all reports required to be filed pursuant to 11 U.S.C. ss.704(8) and shall make all payments required to be made pursuant to 28 U.S.C. ss.1930. Dated: New York, New York
               September 28, 1998
                             Respectfully submitted,


                              WELCOME HOME, INC.
                              Debtor-In-Possession


                                            By:      s/John Hillmann
                                               ------------------------
                                                     Its:  President


                              JORDAN INDUSTRIES, INC.


                                            By:     s/Thomas H. Quinn
                                               -------------------------
                                                    Its:  President

                                            JORDAN INDUSTRIES, INC.



                                            By:_______________________________
                                            Its: President

                                      -42-